UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 16, 2010

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Caesars Palace Drive Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2010, Harrah’s Operating Escrow LLC and Harrah’s Escrow Corporation (the “Escrow Issuers”), wholly owned subsidiaries of Harrah’s Operating Company, Inc. (the “Company”), a wholly owned subsidiary of Harrah’s Entertainment, Inc. (the “Registrant” or the “Parent Guarantor”), completed the offering of $750,000,000 aggregate principal amount of 12.75% second-priority senior secured notes due 2018 (the “notes”). The notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

1.	Escrow Agreement

Pursuant to an escrow agreement dated as of April 16, 2010, among U.S. Bank National Association, as escrow agent and securities intermediary, U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture (as defined below) and the Escrow Issuers (the “Escrow Agreement”), the Escrow Issuers deposited the gross proceeds of the notes, together with additional amounts necessary to redeem the notes, if applicable, into a segregated escrow account until the date that certain escrow conditions are satisfied. The escrow conditions include, inter alia, the assumption by the Company of all obligations of the Escrow Issuers under the notes (the “HOC Assumption”), the expiration of the notice periods for the redemption (the “Redemptions”) of any and all of the Company’s currently outstanding 5.50% Senior Notes due 2010 (the “5.50% Notes”), 8.0% Senior Notes due 2011 (the 8.0% Notes”) and 8.125% Senior Subordinated Notes due 2011 (the “8.125% Notes” and, collectively with the 5.50% Notes and the 8.0% Notes, the “2010/2011 Notes”) and the application of the net proceeds from the issuance of the notes to the Redemptions.

The funds held in the Escrow Account will be released to the Company upon delivery by the Company to the escrow agent and the Trustee of an officer’s certificate certifying that, prior to or concurrently with the release of funds from the Escrow Account, the escrow conditions have been met.

The Escrow Issuers granted the Trustee, for the benefit of the holders of the notes, a first priority security interest in the Escrow Account and all deposits therein to secure the note obligations pending disbursement.

2.	Indenture and Second-Priority Senior Secured Notes due 2018

The notes, which mature on April 15, 2018, were issued pursuant to an indenture, dated as of April 16, 2010, among the Escrow Issuers, the Parent Guarantor, as parent guarantor, and U.S. Bank National Association, as trustee and collateral agent (the “Indenture”).

The Indenture provides that the notes are guaranteed by the Parent Guarantor. Upon the consummation of the HOC Assumption and the execution and delivery of security documents creating liens securing the notes, the notes will be secured by second-priority security interests in substantially all of the property and assets held by the Company and each wholly-owned, domestic subsidiary of the Company that is a subsidiary pledgor with respect to the senior secured credit facilities and the Company’s 11 1/4% senior secured notes due 2017, with certain exceptions.

The Indenture provides that if the escrow conditions are not satisfied on or prior to June 7, 2010 or such earlier date as the Company determines in its discretion that any of the escrow conditions cannot be satisfied, the notes will be subject to a special mandatory redemption at a price of 100% of the gross proceeds of the notes offered, plus accrued and unpaid interest to, but not including, the date of redemption.

The Company will pay interest on the notes at 12.75% per annum, semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing on October 15, 2010.

The Company may redeem the notes at its option, in whole or part, at any time prior to April 15, 2014, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. The Company may redeem the notes, in whole or in part, on or after April 15, 2014, at the redemption prices set forth in the Indenture. At any time and from time to time on or before April 15, 2013, the Company may choose to redeem in the aggregate up to 35% of the original aggregate principal amount of the notes (calculated after giving effect to the issuance of additional notes) at a redemption price equal to 112.750% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 50% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption.

The Indenture contains covenants that limit the Company’s (and most of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of its capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) designate its subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately.

3.	Registration Rights Agreement

On April 16, 2010, in connection with the issuance of the notes, the Escrow Issuers and the Parent Guarantor entered into a registration rights agreement with Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers, relating to, among other things, the exchange offer for the notes and the related guarantee (as described above) (the “Registration Rights Agreement”).

Upon the consummation of the HOC Assumption, the Company will execute a joinder to the Registration Rights Agreement.

Subject to the terms of the Registration Rights Agreement, the Company will use its commercially reasonable efforts to register with the SEC notes having substantially identical terms as the notes as part of offers to exchange freely tradable exchange notes for notes within 365 days after the issue date of the notes (the “effectiveness target date”). The Company and the Parent Guarantor will use their commercially reasonable efforts to cause each exchange offer to be completed within 30 business days after the effectiveness target date.

If the Company fails to meet these targets (a “registration default”), the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate, which is 12.75%. If the registration default is corrected, the applicable interest rate will revert to the original level.

The foregoing summary is qualified in its entirety by reference to the Escrow Agreement, the Indenture and the Registration Rights Agreement, attached hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Section 8—Other Events

Item 8.01	Other Events

In connection with the issuance of the notes, on April 16, 2010, the Company delivered notices of redemption (each, a “Redemption Notice, and collectively, the “Redemption Notices”) to the holders of the Company’s 2010/2011 Notes. The Notices provide for the Company’s redemption, pursuant to the terms of the indentures relating to the 2010/2011 Notes, of all $17.6 million of 8.125% Notes, $191.6 million of 5.50% Notes and $13.2 million of 8.0% Notes on May 20, 2010 (the “Redemption Date”) at a redemption price of (a) in the case of the 8.125% Notes, 100% of the principal amount of the 8.125% Notes to be redeemed plus the Make-Whole Premium (as defined in the indenture relating to the 8.125% Notes), and (b) in the case of each of the 5.50% Notes and the 8.0% Notes, an amount equal to the greater of (x) 100% of the principal amount of such notes to be redeemed and (y) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of such Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the applicable indenture), plus 25 basis points, as calculated by an Independent Investment Banker (as defined in the applicable indenture), plus, in the case of both (a) and (b), accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 16, 2010, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of April 16, 2010, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. and Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers.

10.1	Escrow Agreement, dated as of April 16, 2010, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, U.S. Bank National Association, as escrow agent and securities intermediary and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: April 22, 2010	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 16, 2010, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of April 16, 2010, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. and Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers.

10.1	Escrow Agreement, dated as of April 16, 2010, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, U.S. Bank National Association, as escrow agent and securities intermediary and U.S. Bank National Association, as trustee.